ITEM 77C
Submission of Matters to a Vote of Security Holders
At a special meeting of shareholders of Old Mutual
Insurance Series Fund (the Trust), held on April
19, 2006, shareholders of each of the series
portfolios of the Trust (each a Portfolio), voting
as a single class, elected four trustees of the
Trust. In addition, shareholders of the Portfolios,
voting separately, approved a new investment
management agreement and new sub-advisory
agreement(s) and shareholders of the Old Mutual
Columbus Circle Technology & Communications
Portfolio, Old Mutual Growth II Portfolio, Old
Mutual Large Cap Growth Portfolio, Old Mutual Large
Cap Growth Concentrated Portfolio, and Old Mutual
Small Cap Portfolio, voting separately, approved a
proposal to permit the investment adviser to manage
those Portfolios as manager of managers Portfolios.
The following is a report on the votes cast:
 	1.	ELECTION OF TRUSTEES

Candidate	 	Shares for Nominees
	Shares Withheld	 	Total
	Percentage of Outstanding Shares
For Nominees	 	Outstanding Shares Withheld
Leigh A. Wilson	 	453,911,578
	23,691,591	 	477,603,169
	93.23%	 	4.87%
John R. Bartholdson	 	453,491,784
	24,111,386	 	477,603,170
	93.15%	 	4.95%
Jettie M. Edwards	 	453,930,879
	23,672,290	 	477,603,169
	93.24%	 	4.86%
Albert A. Miller	 	453,278,856
	24,324,314	 	477,603,170
	93.10%	 	5.00%

 	2.	PROPOSAL FOR A NEW INVESTMENT MANAGEMENT
AGREEMENT FOR ALL FUNDS

Old Mutual Portfolio	 	Number of
Shares For Proposal	 	Percentage
of Shares at Meeting For Proposal
	Number of Shares Against
Proposal	 	Percentage of Shares at
Meeting Against Proposal	 	Number of
Abstained Shares	 	Percentage of
Shares at Meeting Abstained
Columbus Circle Technology & Communications
	 	38,295,536	 	89.77%
	 	2,811,911	 	6.59%
	 	1,554,475	 	3.64%
Growth II	 	3,361,386	 	94.40%
	 	70,384	 	1.98%
	 	128,871	 	3.62%
Large Cap Growth	 	1,086,749
	 	94.11%	 	12,634
	 	1.09%	 	55,374
	 	4.80%
Large Cap Growth Concentrated	 	7,016,912
	 	87.47%	 	399,321
	 	4.98%	 	605,803
	 	7.55%
Mid-Cap	 	2,960,168	 	90.46%
	 	93,809	 	2.87%
	 	218,409	 	6.67%
Select Value	 	3,293,402	 	94.49%
	 	121,284	 	3.48%
	 	70,809	 	2.03%
Small Cap	 	5,101,428	 	97.90%
	 	29,991	 	0.58%
	 	79,352	 	1.52%
Small Cap Growth	 	363,807
	 	93.83%	 	0
	 	0.00%	 	23,940
	 	6.17%

 	3.	PROPOSAL FOR NEW SUB-ADVISORY
AGREEMENT(S) FOR
ALL FUNDS

 	 	Number of Shares For
Proposal	 	Percentage of Shares at
Meeting For Proposal	 	Number of
Shares Against Proposal	 	Percentage
of Shares at Meeting Against Proposal Number of
Abstained Shares	 	Percentage of Shares at
Meeting Abstained
a.     Old Mutual Columbus Circle Technology
& Communications Portfolio
3g.   Columbus Circle Investors	38,150,918
	89.43%	 	2,915,137	 	6.83%
	1,595,866	 	3.74%
b.     Old Mutual Growth II Portfolio
3c.   Turner Investment Partners, Inc.	 3,288,349
	 	92.35%	 	119,562
	3.36%	 	152,728	 	4.29%
3e.   Munder Capital Partners, LLC	3,251,208
	91.31%	 	155,660	 	4.37%
	153,772	 	4.32%
c.      Old Mutual Large Cap Growth Portfolio
3c.   Turner Investment Partners, Inc.	1,054,813
	 	91.35%	 	38,021
	3.29%	 	61,923	 	5.36%
3d.   CastleArk Management, LLC	1,063,363
	92.09%	 	33,410	 	2.89%
	57,983	 	5.02%
d.     Old Mutual Large Cap Growth
Concentrated Portfolio
3c.   Turner Investment Partners, Inc.	7,016,912
	 	87.47%	 	399,321
	4.98%	 	605,803	 	7.55%
3d.   CastleArk Management, LLC	7,016,912
	87.47%	 	399,321	 	4.98%
	605,803	 	7.55%
e.      Old Mutual Mid-Cap Portfolio
3a.   Liberty Ridge Capital, Inc.	2,933,237
	89.64%	 	116,028	 	3.55%
	223,121	 	6.82%








f.      Old Mutual Select Value Portfolio
3a.   Liberty Ridge Capital, Inc.
	3,275,790	 	93.98%
	105,484	 	3.03%
	104,221	 	2.99%
g.     Old Mutual Small Cap Portfolio
3a.   Liberty Ridge Capital, Inc.
	5,101,428	 	97.90%
	29,991	 	0.58%
	79,352	 	1.52%
3b.   Eagle Asset Management	 5,101,428
	97.90%	 	29,991	 	0.58%
	79,352	 	1.52%
h.     Old Mutual Small Cap Growth Portfolio
3f.   Copper Rock Capital Partners, LLC
	360,383	 	92.94%	 	0
	0.00%	 	27,364	 	7.06%

 	4.	PROPOSAL TO PERMIT CERTAIN FUNDS TO BE
MANAGED
AS MANAGER OF MANAGERS FUNDS

Old Mutual Portfolio	 	Number of
Shares For Proposal	 	Percentage
of Shares at Meeting For Proposal
	Number of Shares Against
Proposal	 	Percentage of Shares at
Meeting Against Proposal	 	Number of
Abstained Shares	 	Percentage of
Shares at Meeting Abstained
Columbus Circle Technology & Communications
	 	37,606,047	 	88.15%
	 	3,544,842	 	8.31%
	 	1,511,033	 	3.54%
Growth II	 	3,299,801	 	92.67%
	 	171,214	 	4.81%
	 	89,625	 	2.52%
Large Cap Growth	 	1,039,135
	 	89.99%	 	55,031
	 	4.77%	 	60,590
	 	5.25%
Large Cap Growth Concentrated	 	6,750,263
	 	84.15%	 	665,970
	 	8.30%	 	605,803
	 	7.55%
Small Cap	 	5,020,682	 	96.35%
	 	110,737	 	2.13%
	 	79,352	 	1.52%